APPENDIX A

                                   SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

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NAME OF FUND                                                    MAXIMUM ANNUAL
                                                               OPERATING EXPENSE
                                                                     LIMIT
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Rice Hall James Small Cap Portfolio -- Institutional Shares          1.25%
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Rice Hall James Mid Cap Portfolio -- Investor Shares                 1.40%
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Revised June 24, 2013